UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2018

ROLLINS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On April 24, 2018, Rollins, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). At the meeting, the following matters were submitted to a vote of the stockholders:

1. Election of Directors.

Election of Class I Directors	For	Withheld
Gary W. Rollins	199,249,861	2,460,037
Larry L. Prince	181,164,044	20,545,854
Pamela R. Rollins	196,394,963	5,314,935

Each director nominee was duly elected to serve until the Annual Meeting of Stockholders in 2021 or until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or retirement.
2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	207,905,298
Against	836,262
Abstain	80,125

Shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2018.
3. To approve the 2018 Stock Incentive Plan

For	154,472,517
Against	47,034,531
Abstain	203,413

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: April 24, 2018	By:	/s/ Paul Edward Northen
	Name:	Paul Edward Northen
	Title:	Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

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